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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 15, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of Large-Cap Growth Portfolio, Mid-Cap Growth Portfolio, Aggressive Growth Portfolio, Focused Growth and Income Portfolio (formerly Large-Cap Blend Portfolio), Large-Cap Value Portfolio, Value Portfolio, Small-Cap Value Portfolio, International Equity Portfolio, and Focus Portfolio (constituting SunAmerica Style Select Series, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Additional Information - Independent Accountants and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
August 16, 2000